CASH COLLATERAL DEPOSIT LETTER

As of: February 13, 2006

Laurus Master Fund, Ltd.

825 Third Avenue

New York, New York 10022

Ladies and Gentlemen:

Reference is hereby made to the following agreements, as each is amended, modified or supplemented from time to time: (i) that certain Securities Purchase Agreement dated as of the date hereof by and among Creative Vistas, Inc. (the “Parent”), Iview Holding Corp., Iview Digital Video Solutions Inc. (“Iview”) and Laurus Master Fund, Ltd. (“Laurus”) (the “Securities Purchase Agreement”); (ii) a secured term note in the aggregate principal amount of Eight Million Two Hundred and Fifty Thousand Dollars in lawful money of the United States (USD$8,250,000) issued by the Parent (the “Company Note”); (iii) a secured term note in the aggregate principal amount of Two Million Dollars in lawful money of the United States (USD$2,000,000) issued by Iview Digital Video Solutions Inc. (the “Iview Note”); (iv) each Related Agreement (as defined in the Securities Purchase Agreement); (v) the Securities Purchase Agreement dated as of December 31, 2005 between Cancable Inc., Cancable Holding Corp. and Parent, (the “2005 Securities Purchase Agreement”); (vi) each Related Agreement as defined in the 2005 Securities Purchase Agreement (the “2005 Related Agreements”); (the Securities Purchase Agreement, the Related Agreements, the 2005 Securities Purchase Agreement, the 2005 Related Agreements and any and all other agreements related to any of the foregoing documents, collectively, the “Laurus Documents”). Capitalized terms not otherwise defined herein shall be given the meaning ascribed to them in the Iview Note.

As collateral security for the payment of monetary amounts and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Laurus Documents (the “Secured Obligations”), the Parent, Iview and their respective Subsidiaries (as such term is defined in the Securities Purchase Agreement) acknowledge that USD$500,000 will be on deposit with Laurus (the deposit hereinafter referred to as the “Iview Closing Collateral Deposit”). The Iview Closing Collateral Deposit shall be held pursuant to the terms of this letter. This deposit of the Iview Closing Collateral Deposit shall not constitute a redemption of any note or other instrument made by the Parent or any of its Subsidiaries in favor of Laurus. The Iview Closing Collateral Deposit shall be held in an interest bearing deposit account for the benefit of Iview, with all interest earned by Laurus thereon being added to the principal amount of the Iview Closing Collateral Deposit. On each Repayment Date, Laurus shall apply any part of the Iview Closing Collateral Deposit to any payment obligation then due and owing to Laurus under the Iview Note. In the event that any Iview Obligations remain outstanding after giving effect to any application of the Iview Closing Collateral Deposit, Iview shall be liable for any deficiency.

Laurus and its successors and assigns may, without demand of performance or advertisement or notice of any kind to or upon the Parent, Iview or any of their respective Subsidiaries (each of which demands, advertisements and/or notices are hereby expressly waived), immediately upon a default by the Parent, Iview or any of their respective Subsidiaries in any payment obligation due and owing to Laurus under any of the Laurus Documents, appropriate and apply all or any part of the Iview Closing Collateral Deposit to the payment in whole or in part, in such order as Laurus may elect, of the Secured Obligations until the Secured Obligations have been indefeasibly paid in full.

When all of the Secured Obligations have been paid and/or are otherwise indefeasibly paid in full and the Laurus Documents irrevocably terminated, any sums still on deposit hereunder shall, unless Laurus is instructed by a court of competent jurisdiction to the contrary, be returned to Iview.

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This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
CANCABLE HOLDING CORP.
By:	/s/ DOMINIC BURNS
Name: Dominic Burns Title: President

IVIEW DIGITAL VIDEO SOLUTIONS INC.
By:	/s/ SAYAN NAVARATNAM
Name: Sayan Navaratnam Title: President

CANCABLE INC.
By:	/s/ HEUNG HUNG LEE
Name: Heung Hung Lee Title: Secretary

CANCABLE, INC.
By:	/s/ ROSS JEPSON
Name: Ross Jepson Title: President and Secretary

CREATIVE VISTAS, INC.
By:	/s/ DOMINIC BURNS
Name: Dominic Burns Title: President

CREATIVE VISTAS ACQUISITION CORP.
By:	/s/ SAYAN NAVARATNAM
Name: Sayan Navaratnam Title: President and Secretary

A.C. TECHNICAL SYSTEMS LTD.
By:	/s/ DOMINIC BURNS
Name: Dominic Burns Title: President and Secretary

IVIEW HOLDING CORP.
By:	/s/ DOMINIC BURNS
Name: Dominic Burns Title: President

Accepted and Acknowledged by:
LAURUS MASTER FUND, LTD.
By:	/s/ EUGENE GRIN
Name: Eugene Grin Title: Director